Exhibit 10.6(a)

INSTRUMENT AMENDING THE

LYONDELL CHEMICAL COMPANY

EXECUTIVE LIFE INSURANCE PLAN

WHEREAS, Lyondell Chemical Company (the “Company”) has previously established the “Lyondell Chemical Company Executive Life Insurance Plan” (the “Plan”); and,

WHEREAS, the Company, having reserved the right to amend the Plan desires to do so effective as of January 1, 2009, intending thereby (a) to have Equistar Chemicals, LP, Millennium Specialty Chemicals Inc., Houston Refining LP and Basell USA Inc. (the “Affiliated Companies”) become Participating Employers in the Plan, and (b) restrict eligibility in the Plan to only those employees of the Company and the Affiliated Employers who have been elected as officers of LyondellBasell Industries AF S.C.A..

NOW, THEREFORE, the Company hereby amends the Plan as follows, effective January 1, 2009:

I. Section 2.1, “Definitions”, is amended as follows:

A. The following defined terms shall be added:

Company: Lyondell Chemical Company and any successor company. References to the Company herein shall include, where applicable and unless the context indicates otherwise, any Participating Employer.

Participating Employer: Individually, the Company and any successor company, together with any subsidiary or affiliate of Lyondell Chemical Company upon (i) authorization of the Remuneration Committee of the Supervisory Board of LyondellBasell Industries AF S.C.A. or its delegate(s) to participate in the Plan with respect to one or more Benefit Programs, and (ii) adoption of this Plan by the board of directors or other equivalent governing body or authority of any such authorized subsidiary or affiliate or its delegate(s). Initially, the Participating Employers shall be Lyondell Chemical Company, Equistar Chemicals, LP, Millennium Specialty Chemicals Inc., Houston Refining LP and Basell USA Inc.

B. The term “Employer” is deleted, and wherever in the Plan such term is used, the term “Employer” shall be replaced by the term “Participating Employer”.

C. The terms “Affiliates” and “Subsidiaries” are deleted, and wherever in the Plan such terms are used, the terms “Affiliates” and “Subsidiaries” shall be replaced by the term “Participating Employer”.

D. The term “Plan Administrator” is deleted, and replaced with the following:

Plan Administrator: The person, committee or other entity designated by the Board of Directors of the Company to oversee the general administration of the Plan, or, if none is so designated, the Company.

II. Section 3.1, “Participant Eligibility”, is amended in its entirety to read as follows:

3.1 Participant Eligibility: Participation in the Plan shall be limited only to certain Employees and Retirees of the Participating Employers who have been elected officers of LyondellBasell Industries AF S.C.A. Any person other than as stated above which is participating in the Plan as of December 31, 2008, other than as provided in Section 3.3 (Grandfathered Eligibility) of the Plan, shall no longer be considered a Participant hereunder as of January 1, 2009. Eligibility for Benefits shall terminate consistent with Plan requirements, amendment of the Insurance Contracts through which some or all of the Benefits may be funded, or other termination of coverage caused either through termination or amendment of the Plan, or as of the date a Participating Employer no longer participates in the Plan. Notwithstanding anything else contained herein, but subject to Sections 3.3 (Grandfathered Eligibility) and 4.2 (Grandfathered Benefits), Retirees will only be eligible to be covered by this until the Retiree’s attainment of age 65.

III. Section 3.3, “Additional Eligibility”, is deleted in its entirety, and Section 3.4, “Grandfathered Eligibility,” shall be renumbered Section 3.3.

IV. Section 6.12, “Amendment and Termination”, is amended in its entirety to read as follows:

6.12 Amendment and Termination: Notwithstanding any other communication, either oral or written, made by an employee or representative of the Company, an Administrative Services Provider, or any other individual or entity, it is understood that the Company reserves the absolute and unconditional right to amend and/or terminate the Plan and any or all Benefits provided for hereunder from time to time, including, but not limited to, the right to reduce or eliminate Benefits provided pursuant to the provisions of the Plan as such provisions currently exist or may hereafter exist, and the right to amend prospectively or retroactively. The Plan may be amended at any time and from time to time by a written instrument signed by an officer of the Company duly authorized by the Board of Directors of the Company.

IN WITNESS WHEREOF, the Company, by signature of its authorized officer, hereby amends the Lyondell Chemical Company Executive Life Insurance Plan effective as of January 1, 2009. In addition, Lyondell Chemical Company and the Participating Employers indicated below hereby agree that: (i) the Participating Employers shall assume all the rights, obligations and liabilities of a Participating Employer under the Plan; and (ii) Lyondell Chemical Company, its Board of Directors or its delegate(s) and, if different, the Plan Administrator of the Plan are designated as agents of the Participating Employers and may act for and on behalf of the Participating Employers in all matters pertaining to the Plan in the same manner in which such parties may act for Lyondell Chemical Company.

The Company:

LYONDELL CHEMICAL COMPANY

/s/ Gerald A. O’Brien
Gerald A. O’Brien
Vice President and General Counsel

The Participating Employers:

EQUISTAR CHEMICALS LP

/s/ Gerald A. O’Brien
Gerald A. O’Brien
Vice President and General Counsel

MILLENNIUM SPECIALTY CHEMICALS INC.

/s/ Gerald A. O’Brien
Gerald A. O’Brien
Vice President and General Counsel

HOUSTON REFINING LP

/s/ Gerald A. O’Brien
Gerald A. O’Brien
Vice President and General Counsel

BASELL USA INC.

/s/ Kevin E. Walsh
Kevin E. Walsh
President

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